Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 15, 2006 relating to the financial statements of Ctrip.com International, Ltd., which appears in Ctrip.com International, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2005.

/s/ PriceWaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, People’s Republic of China
August 3, 2006

10